Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”), dated as of __________ __, 20___, between SiTime Corporation, a Delaware corporation (the “Company”), and ____________________ (“Indemnitee”).

W I T N E S S E T H:

WHEREAS, Indemnitee is either a member of the Board of Directors of the Company (the “Board of Directors”) or an officer of the Company, or both, and in such capacity or capacities, or otherwise as an Agent (as hereinafter defined) of the Company, is performing a valuable service for the Company;

WHEREAS, the Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations or other business entities unless they are protected by comprehensive indemnification and liability insurance, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and because the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

WHEREAS, the Board of Directors of the Company has concluded that, to retain and attract talented and experienced individuals to serve or continue to serve as officers or directors of the Company or as an Agent, and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company contractually to indemnify directors, officers and Agents and to assume for itself to the fullest extent permitted by law expenses and damages in connection with claims against such officers, directors and Agents in connection with their service to the Company;

WHEREAS, Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), under which the Company is organized, empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by the DGCL is not exclusive;

WHEREAS, the Company desires and has requested the Indemnitee to serve or continue to serve as a director, officer or Agent of the Company free from undue concern for claims for damages arising out of or related to such services to the Company;

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be indemnified as herein provided;

WHEREAS, it is intended that Indemnitee shall be paid promptly by the Company all amounts necessary to effectuate in full the indemnity provided herein; and

WHEREAS, certain defined terms are set forth in Section 17 below.

NOW, THEREFORE, in consideration of the premises and the covenants in this Agreement, and of Indemnitee serving or continuing to serve the Company as an Agent and intending to be legally bound hereby, the parties hereto agree as follows:

1.Services by Indemnitee.  Indemnitee agrees to serve or continue to serve (a) as a director or an officer of the Company, or both, so long as Indemnitee is duly appointed or elected and qualified, and until such time as Indemnitee resigns or fails to stand for election or is removed from Indemnitee’s position in each case in accordance with the applicable provisions of the Certificate of Incorporation and Bylaws of the Company, or (b) otherwise as an Agent of the Company.  Indemnitee may from time to time also perform other services at the request or for the convenience of, or otherwise benefiting the Company or any subsidiary of the Company.  Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position.

2.Indemnification of Indemnitee.  Subject to the limitations set forth herein and particularly in Section 6 hereof, the Company hereby agrees to indemnify Indemnitee as follows:

(a)The Company shall, with respect to any Proceeding (as hereinafter defined), indemnify Indemnitee to the fullest extent permitted by applicable law or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than the law permitted the Company to provide before such amendment).  The right to indemnification conferred herein shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve the Company as an Agent and shall be enforceable as a contract right.  Without in any way diminishing the scope of the indemnification provided by this Section 2(a), the rights of indemnification of Indemnitee shall include but shall not be limited to those rights hereinafter set forth.

(b)The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was an Agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as an Agent of another corporation, partnership, joint venture, trust or other enterprise, against Expenses (as hereinafter defined) or Liabilities (as hereinafter defined), actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(c)The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was an Agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as an Agent of another corporation, partnership, joint venture, trust or other enterprise, against (i) Expenses and (ii) to the fullest extent permitted by law, Liabilities if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except with respect to both clauses (i) and (ii) hereof, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

3.Advancement of Expenses.  All reasonable Expenses incurred by or on behalf of Indemnitee (including costs of enforcement of this Agreement) shall be advanced from time to time by the Company to Indemnitee within thirty (30) days after the receipt by the Company of a written request for an advance of Expenses, whether prior to or after final disposition of a Proceeding (except to the extent that there has been a Final Adverse Determination (as hereinafter defined) that Indemnitee is not entitled to be indemnified for such Expenses), including without limitation any Proceeding brought by or in the right of the Company.  The written request for an advancement of any and all Expenses under this paragraph shall contain reasonable detail of the Expenses incurred by Indemnitee.  In the event that such written request shall be accompanied by an affidavit of counsel to Indemnitee to the effect that such counsel has reviewed such Expenses and that such Expenses are reasonable in such counsel’s view, then such expenses shall be deemed reasonable in the absence of clear and convincing evidence to the contrary.  By execution of this Agreement, Indemnitee shall be deemed to have made whatever undertaking as may be required by law at the time of any advancement of Expenses with respect to repayment to the Company of such Expenses.  In the event that the Company shall breach its obligation to advance Expenses under this Section 3, the parties hereto agree that Indemnitee’s remedies available at law would not be adequate and that Indemnitee would be entitled to specific performance.

4.Presumptions and Effect of Certain Proceedings.  Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in reaching any contrary determination.  The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent shall not affect this presumption or, except as determined by a judgment or other final adjudication adverse to Indemnitee, establish a presumption regarding any factual matter relevant to determining Indemnitee’s rights to indemnification hereunder.  If the person or persons so empowered to make a determination pursuant to Section 5 hereof shall have failed to make the requested determination within the period provided for in Section 5 hereof, a determination that Indemnitee is entitled to indemnification shall be deemed to have been made.

5.Procedure for Determination of Entitlement to Indemnification.

(a)Whenever Indemnitee believes that Indemnitee is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the Company.  Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee for the determination of entitlement to indemnification.  In any event, Indemnitee shall submit Indemnitee’s claim for indemnification within a reasonable time, not to exceed five (5) years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or final determination, whichever is the later date for which Indemnitee requests indemnification.  The Secretary or other appropriate officer shall, promptly upon receipt of Indemnitee’s request for indemnification, advise the Board of Directors in writing that Indemnitee has made such request.  Determination of Indemnitee’s entitlement to indemnification shall be made not later than sixty (60) days after the Company’s receipt of Indemnitee’s written request for such indemnification, provided that any request for indemnification for Liabilities, other than amounts paid in settlement, shall have been made after a determination thereof in a Proceeding.  If it is so determined that the Indemnitee is entitled to indemnification, and Indemnitee has already paid the Liabilities, reimbursement to the Indemnitee shall be made within ten (10) days after such determination; otherwise, the Company shall pay the Liabilities on behalf of the Indemnitee if and when the Indemnitee becomes legally obligated to make payment.

(b)The Company shall be entitled to select the forum in which Indemnitee’s entitlement to indemnification will be heard; provided, however, that if there is a Change in Control of the Company, Independent Legal Counsel (as hereinafter defined) shall determine whether Indemnitee is entitled to indemnification.  The forum shall be any one of the following:

(i)a majority vote of Disinterested Directors (as hereinafter defined), even though less than a quorum;

(ii)by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, even though less than a quorum;

(iii)Independent Legal Counsel, whose determination shall be made in a written opinion; or

(iv)the stockholders of the Company.

6.Specific Limitations on Indemnification.  Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any payment to Indemnitee with respect to any Proceeding (and Indemnitee hereby waives and relinquishes any right under this Agreement, the Certificate of Incorporation, the Bylaws or otherwise to be indemnified and held harmless or to receive any advancement of Expenses):

(a)To the extent that payment is actually made to Indemnitee under any insurance policy or is made to Indemnitee by the Company or an affiliate otherwise than pursuant to this Agreement. Notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Company pursuant to this Agreement by assigning to the Company any claims under such insurance to the extent Indemnitee is paid by the Company;

(b)Provided there has been no Change in Control, for Liabilities in connection with Proceedings settled without the Company’s consent, which consent, however, shall not be unreasonably withheld;

(c)For an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company within the meaning of section 16(b) of the Securities Exchange Act of

1934, as amended (the “Exchange Act”), or similar provisions of any state statutory or common law;

(d)To the extent it would be otherwise prohibited by law; or

(e)In connection with a Proceeding commenced by Indemnitee (other than a Proceeding commenced by Indemnitee to enforce Indemnitee’s rights under this Agreement) unless the commencement of such Proceeding was authorized by the Board of Directors.

7.Fees and Expenses of Independent Legal Counsel.  The Company agrees to pay the reasonable fees and expenses of Independent Legal Counsel should such Independent Legal Counsel be retained to make a determination of Indemnitee’s entitlement to indemnification pursuant to Section 5(b) of this Agreement, and to fully indemnify such Independent Legal Counsel against any and all expenses and losses incurred by any of them arising out of or relating to this Agreement or their engagement pursuant hereto.

8.Remedies of Indemnitee.

(a)In the event that (i) a determination pursuant to Section 5 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in the Court of Chancery of the State of Delaware of the remedy sought.  Alternatively, unless court approval is required by law for the indemnification sought by Indemnitee, Indemnitee at Indemnitee’s option may seek an award in arbitration to be conducted by a single arbitrator in accordance with JAMS’ Comprehensive Arbitration Rules and Procedures then in effect, which award is to be made within ninety (90) days following the filing of the demand for arbitration.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or arbitration award.  In any such proceeding or arbitration Indemnitee shall be presumed to be entitled to indemnification and advancement of Expenses under this Agreement and the Company shall have the burden of proof to overcome that presumption.

(b)In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 5 hereof, the decision in the judicial proceeding or arbitration provided in paragraph (a) of this Section 8 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that Indemnitee is not entitled to indemnification.

(c)If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 5 hereof, or is deemed to have been made pursuant to Section 4 hereof or otherwise pursuant to the terms of this Agreement, the Company shall be bound by such determination.

(d)The Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable.  The Company shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(e)Expenses reasonably incurred by Indemnitee in connection with Indemnitee’s request for indemnification under, seeking enforcement of or to recover damages for breach of this Agreement shall be advanced by the Company when and as incurred by Indemnitee irrespective of any Final Adverse Determination that Indemnitee is not entitled to indemnification.

9.Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

10.Maintenance of Insurance.  The Company represents that it presently has in place certain directors’ and officers’ liability insurance policies covering its directors and officers.  Subject only to the provisions within this Section 10, the Company agrees that so long as Indemnitee shall have consented to serve or shall continue to serve as a director or officer of the Company, or both, or as an Agent of the Company, and thereafter so long as Indemnitee shall be subject to any possible Proceeding (such periods being hereinafter sometimes referred to as the “Indemnification Period”), the Company will use all reasonable efforts to maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of directors’ and officers’ liability insurance from established and reputable insurers, providing, in all material respects, coverage both in scope and amount which are substantially similar to that presently provided or, following the Company’s initial public offering, than that provided as of the time of such initial public offering.

Anything in this Agreement to the contrary notwithstanding, to the extent that and for so long as the Company shall choose to continue to maintain any policies of directors’ and officers’ liability insurance during the Indemnification Period, the Company shall maintain similar and equivalent insurance for the benefit of Indemnitee during the Indemnification Period (unless such insurance shall be less favorable to Indemnitee than the Company’s existing policies).

11.Modification, Waiver, Termination and Cancellation.  No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

12.Subrogation.In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13.Notice by Indemnitee and Defense of Claim.Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative that may result in the right to indemnification or the advancement of Expenses, but the omission so to notify the Company will not relieve it from any liability that it may have to Indemnitee if such omission does not prejudice the Company’s rights.  If such omission does prejudice the Company’s rights, the Company will be relieved from liability only to the extent of such prejudice.  Notwithstanding the foregoing, such omission will not relieve the Company from any liability that it may have to Indemnitee otherwise than under this Agreement.  With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(a)The Company will be entitled to participate therein at its own expense; and

(b)The Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Company shall not be entitled to assume the defense of any Proceeding if there has been a Change in Control or if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee with respect to such Proceeding.  After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

(i)the employment of counsel by Indemnitee has been authorized by the Company;

(ii)Indemnitee shall have reasonably concluded that counsel engaged by the Company may not adequately represent Indemnitee due to, among other things, actual or potential differing interests; or

(iii)the Company shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence; in each of which cases the fees and expenses of such counsel shall be at the expense of the Company.

(c)The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent; provided, however, that Indemnitee will not unreasonably withhold his or her consent to any proposed settlement.

14.Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)If to Indemnitee, to the address set forth below Indemnitee’s signature on the signature page hereof.

(b)If to the Company, to:

SiTime Corporation
5451 Patrick Henry Drive

Santa Clara, CA  95054

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

15.Nonexclusivity.  The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under applicable law, the Company’s Certificate of Incorporation or Bylaws, or any agreements, vote of stockholders, resolution of the Board of Directors or otherwise, and to the extent that during the Indemnification Period the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided to Indemnitee thereunder or under this Agreement, Indemnitee shall be entitled to the full benefits of such more favorable rights.

16.Indemnification and Advancement Rights Primary.  The Company hereby acknowledges that Indemnitee has or may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more parties other than the Company or an affiliate of the Company (collectively, the “Secondary Indemnitors”).  The Company hereby acknowledges and the Company and Indemnitee hereby agree that: (i) the Company is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary); (ii) the Company shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation and/or Bylaws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Secondary Indemnitors; and (iii) the Company irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors that the Company may have for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Secondary Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Secondary Indemnitors shall have a right of contribution and/or subrogation to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.  The Company and Indemnitee agree that the Secondary Indemnitors are express third party beneficiaries of the terms of this provision.

17.Certain Definitions.

(a)“Agent” shall mean any person who is or was, or who has consented to serve as, a director, officer, employee, agent, fiduciary, joint venturer, partner, manager or other official of the Company or a subsidiary or an affiliate of the Company, or any other entity (including without limitation, an employee benefit plan), in each case either at the request of, for the convenience of, or otherwise to benefit the Company or a subsidiary of the Company.  Any person who is or was serving as a director, officer, employee or agent of a subsidiary of the Company shall be deemed to be serving, or have served, at the request of the Company.

(b)“Change in Control” shall mean the occurrence, after the Company’s initial public offering, of any of the following:

(i)Both (A) any “person” (as defined below) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least twenty percent (20%) of the total voting power represented by the Company’s then outstanding voting securities and (B) the beneficial ownership by such person of securities representing such percentage is not approved by a majority of the “Continuing Directors” (as defined below);

(ii)Any “person” is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities;

(iii)A change in the composition of the Board of Directors occurs, as a result of which fewer than two-thirds of the incumbent directors are directors (the “Continuing Directors”) who either (A) had been directors of the Company on the “look-back date” (as defined below) (the “Original Directors”) or (B) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority in the aggregate of the Original Directors who were still in office at the time of the election or nomination and directors whose election or nomination was previously so approved;

(iv)The stockholders of the Company approve a merger or consolidation of the Company with any other Company, if such merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or less of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(v)The stockholders of the Company approve (A) a plan of complete liquidation of the Company or (B) an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

For purposes of Subsections (i) and (ii) above, the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act, but shall exclude (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company or (y) a Company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

For purposes of Subsection (iii) above, the term “look-back date” shall mean the later of (x) the date first written above in the preamble to this Agreement or (y) the date 24 months prior to the date of the event that may constitute a “Change in Control.”

Any other provision of this Section 17(b) notwithstanding, the term “Change in Control” shall not include a transaction, if undertaken at the election of the Company, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the “Surviving Company”); provided that the Surviving Company is owned directly or indirectly by the stockholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company’s common stock immediately preceding such transaction; and provided, further, that the Surviving Company expressly assumes this Agreement.

(c)“Disinterested Director” shall mean a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(d)“Expenses” shall include all direct and indirect costs (including, without limitation, attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Indemnitee for which Indemnitee is otherwise not compensated by the Company or any third party) actually and reasonably incurred in connection with either the investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that “Expenses” shall not include any Liabilities.

(e)“Final Adverse Determination” shall mean that a determination that Indemnitee is not entitled to indemnification shall have been made pursuant to Section 5 hereof and either (1) a final adjudication in the courts of the State of Delaware from which there is no further right of appeal or decision of an arbitrator pursuant to Section 8(a) hereof shall have denied Indemnitee’s right to indemnification hereunder, or (2) Indemnitee shall have failed to file a complaint in a Delaware court or seek an arbitrator’s award pursuant to Section 8(a) for a period of one hundred twenty (120) days after the determination made pursuant to Section 5 hereof.

(f)“Independent Legal Counsel” shall mean a law firm or a member of a firm selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld) or, if there has been a Change in Control, selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), that neither is presently nor in the past five (5) years has been retained to represent: (i) the Company or any of its subsidiaries or affiliates, or Indemnitee or any Company of which Indemnitee was or is a director, officer, employee or agent, or any subsidiary or affiliate of such a corporation, in any material matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(g)“Liabilities” shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, Employee Retirement Income Security Act excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

(h)“Proceeding” shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party, as a witness or otherwise, that is associated with Indemnitee’s being an Agent of the Company.

18.Binding Effect; Duration and Scope of Agreement.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives.  This Agreement shall be deemed to be effective as of the commencement date of the Indemnitee’s service as an officer or director of the Company and shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as an Agent.

19.Severability.  If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

(b)to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

20.Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware, without regard to conflict of laws rules.

21.Consent to Jurisdiction.  Except with respect to any arbitration commenced by Indemnitee pursuant to Section 8 of this Agreement, the Company and Indemnitee each irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

22.Entire Agreement.  This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 15 hereof.

23.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and Indemnitee has executed this Agreement as of the date first above written.

SITIME CORPORATION,
a Delaware corporation

By:
Name:
Title:

INDEMNITEE

By:
Printed name:

Address: